UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On December 28, 2012 , Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), and Preferred Apartment Advisors, LLC, a Delaware limited liability company (“Preferred Advisors”), entered into the Second Amendment, dated as of December 28, 2012 (the “Second Amendment”), to the Third Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P. (the “Partnership”). The Second Amendment amends the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 18, 2011, between the Company and Preferred Advisors, as previously amended by the First Amendment, dated as of March 14, 2012, to the Third Amended and Restated Agreement of Limited Partnership of the Partnership. The Company is the general partner of the Partnership.
The Second Amendment increases the number of authorized Series A Redeemable Preferred Units of the Partnership to 1,000,000 Units in order to correspond with the number of authorized shares of Series A Preferred Redeemable Stock of the Company. In addition, the Second Amendment makes certain changes to the capital account maintenance provisions for the Class B Units of the Partnership. Specifically, the Second Amendment allows for the allocation of gain (both realized and unrealized) to the holders of Class B Units of the Partnership in a manner intended to equalize their capital accounts attributable to Class B Units with the capital accounts of the holders of Class A Units of the Partnership attributable to such Class A Units. These allocations, which are prioritized after allocations of gain to meet the priority return on the Series A Redeemable Preferred Units of the Partnership but before any other allocation of gain to holders of any other Partnership interest, will facilitate the conversion of the Class B Units into Class A Units. These allocations will have an adverse economic impact on the holders of such other Partnership interests (including the Company as a holder of Class A Units). On December 28, 2012, the holders of Class B Units of the Partnership unanimously consented in writing to the Second Amendment.

A copy of the Second Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 8.01    Other Events.
On December 31, 2012, the Company filed supplement No. 5 (“Supplement No. 5”) to its prospectus, dated November 18, 2011, as previously supplemented by supplement No. 1, dated May 3, 2012, supplement No. 2, dated May 11, 2012, supplement No. 3, dated August 23, 2012, and supplement No. 4, dated September 13, 2012 (collectively, the “Prospectus”). The Prospectus relates to the public offering by the Company of 150,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one detachable warrant to purchase 20 shares of the Company’s Common Stock pursuant to an effective Registration Statement on Form S-11 filed with the United States Securities and Exchange Commission. Supplement No. 5 discloses the extension by the Company on December 31, 2012 of the termination date of such public offering from December 31, 2012 to December 31, 2013, provided that such public offering will be terminated if all 150,000 Units are sold before such date.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

10.1	Second Amendment, dated as of December 28, 2012, to Third Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: December 31, 2012	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

10.1	Second Amendment, dated as of December 28, 2012, to Third Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P.